www.dressbarn.com
                              NEWS RELEASE


FOR IMMEDIATE RELEASE
NOVEMBER 17, 2004

            DRESS BARN REPORTS FISCAL FIRST QUARTER FINANCIAL RESULTS

SUFFERN, NY - NOVEMBER 17, 2004 - The Dress Barn, Inc. (NASDAQ - DBRN), one of the nation's leading women's specialty retailers offering quality career and casual fashion apparel at value prices, today reported earnings and sales for its fiscal first quarter ended October 30, 2004.

Net earnings for the fiscal first quarter ended October 30, 2004 were $6.6 million, or $0.22 per diluted share, compared to $6.8 million, or $0.23 per diluted share last year.

As previously reported, net sales for the fiscal quarterly period ended October 30, 2004 increased 2% to $197.1 million compared to $192.5 million for the comparable period ended October 25, 2003. Same-store sales increased 1%.

Elliot S. Jaffe, Chairman of the Board, commented: "Our quarterly earnings results were below expectations. Sales weakness in some key markets occurred from both warmer weather and the hurricanes that hit the Southeast. The impact was felt in certain fall merchandise, particularly sweaters. We remain concerned that the increased level of promotional activity towards the end of the first quarter could put added pressure on our margins for the current second quarter. We, nevertheless, believe that our fall and holiday assortments are on target and remain optimistic for a successful Holiday season."

As of October 30, 2004, the Company operated 792 stores (180 Dress Barn, 53 Dress Barn Woman and 559 Combination Stores) in 45 states.

The Company separately announced today that it has signed a definitive agreement to acquire Maurices Incorporated for $320 million, subject to certain adjustments. Maurices Incorporated is a specialty retailer that sells fashion apparel and accessories to 17-34 year old women and men, operating 464 stores in 38 states.

The Company will host a conference call this morning, November 17, 2004, at 9:00 a.m. Eastern Time to review its fiscal first quarter financial results and comment on the acquisition announcement. The conference call will be webcast by CCBN and can be accessed at The Dress Barn, Inc.'s website at www.dressbarn.com. The dial-in number is (800) 901-5259 the passcode is 92502484. A replay of the call will be available until November 26, 2004 by dialing (888) 268-8010, the passcode is 22327756.

Statements and comments made in the press releases and during the conference call not historical in nature are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Such factors may be described in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2004. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized.

The conference call will be recorded on behalf of The Dress Barn, Inc. and consists of copyrighted material. It may not be re-recorded, re-produced, transmitted or re-broadcast, in whole or in part, without the Company's expressed written permission. Accessing the call or the rebroadcast represents consent to these terms and conditions. Participation in the call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.



CONTACT:
ARMAND CORREIA
SENIOR VICE PRESIDENT & CFO
(845) 369-4600

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings - Unaudited Dollars in thousands except shares and per share amounts


                                                  Thirteen Weeks Ended
                                         ---------------------------------------
                                             October 30,           October 25,
                                                    2004                  2003
                                         ----------------      -----------------

     Net sales                           $197,116  100.0%      $192,544   100.0%
     Cost of sales, including
       occupancy and buying costs         125,446   63.6%       123,639    64.2%
                                         ----------------      -----------------
     Gross profit                          71,670   36.4%        68,905    35.8%
     Selling, general and
       administrative expenses             54,650   27.7%        51,707    26.9%
     Depreciation expense                   6,441    3.3%         6,181     3.2%
                                         ----------------      -----------------
         Operating income                  10,579    5.4%        11,017     5.7%

     Interest income                          722    0.3%           532     0.3%
     Interest expense                      (1,260)  -0.6%        (1,352)   -0.7%
     Other income                             381    0.2%           381     0.2%
                                         ----------------      -----------------
          Earnings before income taxes     10,422    5.3%        10,578     5.5%

     Income taxes                           3,804    1.9%         3,808     2.0%
                                         ----------------      -----------------
          Net earnings                     $6,618    3.4%        $6,770     3.5%
                                         ================      =================

     Earnings per share:
             Basic                          $0.22                 $0.23
                                         ================      =================
             Diluted                        $0.22                 $0.23
                                         ================      =================

     Weighted average shares outstanding:
             Basic                         29,578                29,198
                                         ----------------      -----------------
             Diluted                       30,356                29,847
                                         ----------------      -----------------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
Dollars in thousands

                                              October 30,            October 25,
                                                     2004                   2003
                                         ----------------      -----------------
ASSETS
Current Assets:
    Cash and cash equivalents                     $18,423                $46,752
    Restricted cash and investments                38,775                    -
    Marketable securities and investments         126,660                133,996
    Merchandise inventories                       112,183                113,587
    Deferred tax asset                             10,583                 10,521
    Prepaid expenses and other                      8,325                  4,719
                                         ----------------      -----------------
        Total Current Assets                      314,949                309,575
                                         ----------------      -----------------
Property and Equipment                            138,913                135,046
Other Assets                                        8,031                  6,752
                                         ----------------      -----------------
                                                 $461,893               $451,373
                                         ================      =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable- trade                      $56,270                $78,143
     Accrued salaries, wages and related expenses  22,024                 19,462
     Litigation accrual                            36,933                 36,099
     Other accrued expenses                        30,083                 33,575
     Customer credits                               9,313                  7,314
     Income taxes payable                           4,152                  8,383
     Current portion of long-term debt              1,046                    992
                                         ----------------      -----------------
        Total Current Liabilities                 159,821                183,968
                                         ----------------      -----------------
Deferred Income Taxes                               1,969                    166
Long-Term Debt                                     31,722                 32,768
Shareholders' Equity                              268,381                234,471
                                         ----------------      -----------------
                                                 $461,893               $451,373
                                         ================      =================